EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES THIRD QUARTER 2025 RESULTS
Company to Host Investor Webcast and Conference Call Today at 6:00 PM ET
New York, November 19, 2025 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the third quarter ended September 30, 2025.
Third Quarter 2025 Highlights
•Revenue was $12.3 million compared to $15.4 million in the third quarter of 2024, primarily related to the sale of 9 Times Square in the prior year
•Net income attributable to common stockholders was $35.8 million due to a non-cash gain recognized in connection with the disposition of 1140 Avenue of the Americas, compared to net loss of $34.5 million in the third quarter of 2024
•Cash net operating income (“NOI”) was $5.3 million, compared to $7.0 million in the third quarter of 2024
•Adjusted EBITDA was $1.9 million, compared to $4.2 million in the third quarter of 2024
•Portfolio occupancy was 80.9%
•Weighted-average remaining lease term(1) grew to 6.2 years from 5.9 years at the end of the second quarter
•69% of annualized straight-line rent from top 10 tenants(2) is derived from investment grade or implied investment grade(3) rated tenants with a weighted-average remaining lease term of 7.1 years as of September 30, 2025
•Portfolio comprised of fixed and variable rate debt at a 5.3% weighted-average interest rate
•Structured a cooperative consensual foreclosure at 1140 Avenue of the Americas, which is anticipated to be completed in in the fourth quarter of 2025.

CEO Comments
Nicholas Schorsch, Jr., Chief Executive Officer of ASIC commented, “In the third quarter, we took decisive steps to enhance the value at our assets and further rightsize our costs. The consensual foreclosure we negotiated at 1140 Avenue of the Americas to remove restrictive covenants and reduce ongoing expenses strengthens the foundation of our business for both the short and the long term. Paired with continual focus on lease renewals and leasing available space, we believe that the steps we’ve taken in the third quarter position the Company to generate significant shareholder value as we move ahead.”

Financial Results

	Three Months Ended September 30,
(In thousands, except per share data)	2025	2024
Revenue from tenants	$12,269	$15,447

Net income (loss) attributable to common stockholders	$35,754	$(34,482)
Net income (loss) per common share (1)	$13.60	$(13.52)

EBITDA	$46,115	$(24,789)
Adjusted EBITDA	$1,945	$4,172
(1)All per share data based on 2,554,502 and 2,551,034 diluted weighted-average shares outstanding for the three months ended September 30, 2025 and 2024, respectively.
Real Estate Portfolio
The Company’s portfolio consisted of six properties comprised of 0.7 million rentable square feet (excluding our 1140 Avenue of the Americas property, which is in a consensual foreclosure process) as of September 30, 2025. Portfolio metrics include:
•80.9% leased
•6.2 years remaining weighted-average lease term
•69% of annualized straight-line rent(4) from top 10 tenants derived from investment grade or implied investment grade tenants with 7.1 years of weighted-average remaining lease term
•Diversified portfolio, comprised of 27% financial services tenants, 15% government and public administration tenants, 14% retail tenants, 10% non-profit and 42% all other industries, based on annualized straight-line rent

Capital Structure and Liquidity Resources
As of September 30, 2025, the Company had $3.4 million of cash and cash equivalents(5). The Company’s net debt(6) to gross asset value(7) was 58.6%, with net debt of $247.6 million.
All of the Company’s debt was fixed-rate as of September 30, 2025. The Company’s total combined debt had a weighted-average interest rate of 5.3%(8).
In September 2025, the Company entered into an agreement for the strategic disposition of 1140 Avenue of the Americas via a cooperative consensual foreclosure with the lender, which is anticipated to close in the fourth quarter of 2025. On September 11, 2025, the Court appointed a receiver and the Company ceased managing the property. As a result of the consensual foreclose and the appointment of the receiver, the Company removed its related assets and liabilities from the consolidated balance sheet as of September 30, 2025 (excluding accounts payable and accrued expenses totaling approximately $2.0 million, retained by the Company), and recognized a gain of $44.3 million which is reflected in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025. Upon completion, this transaction is expected to effectively eliminate a $99.0 million liability that matures in July 2026.

Subsequent Events
On October 28, 2025, the Company engaged CBIZ CPAs as its independent registered public accounting firm for the fiscal year ending December 31, 2025, beginning with the interim period ending September 30, 2025. There was no dispute or conflict with the prior firm, rather the focus was on professional fee savings.

On November 6, 2025, the Company received a notice from the a special servicer on behalf of the lender of the indebtedness secured by the Company’s 400 E. 67th Street/200 Riverside properties identifying certain additional events of default, specifically incurrence of indebtedness that does not constitute permitted indebtedness and incurrence of liens that are not in favor of the lender or permitted encumbrances, subject to certain exceptions, as a result of our alleged failure to make certain additional payments and certain liens filed on the properties as a result thereof. In such notice, the lender notified the Company that, due to the alleged events of default under the loan agreement governing such indebtedness, the loan had been accelerated, and all amounts under such loan agreement were due and payable, together with interest at the default rate set forth in the loan agreement, which is a rate annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) four percent (4%) above the interest rate of 4.516% per annum, compounded monthly. Such amounts include, but are not limited to, the $50.0 million principal amount of the promissory notes evidencing the loan agreement. We are evaluating our options with respect to the property and there can be no assurance as to the resolution of these matters with the lender.

Footnotes/Definitions
(1)The weighted-average remaining lease term (years) is weighted by annualized straight-line rent as of September 30, 2025.
(2)Top 10 tenants based on annualized straight-line rent as of September 30, 2025.
(3)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent” for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2025. Based on annualized straight-line rent, top 10 tenants are 44% actual investment grade rated and 25% implied investment grade rated.
(4)Annualized straight-line rent is calculated using the most recent available lease terms as of September 30, 2025.
(5)Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.
(6)Total debt of $251.0 million less cash and cash equivalents of $3.4 million as of September 30, 2025. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
(7)Defined as the carrying value of total assets of $448.1 million plus accumulated depreciation and amortization of $80.5 million as of September 30, 2025.
(8)Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on November 19, 2025 at 6:00 p.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-877-269-7751
International Dial-In: 1-201-389-0908

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13754948
*Available from November 19, 2025 through December 31, 2025.
About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.
Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) economic uncertainties about the ultimate impact of tariffs imposed by, or imposed on, the United States and its trading relationships, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, and (g) that we may not be able to regain compliance with the New York Stock Exchange’s (“NYSE”) continued listing requirements and rules, and the NYSE may delist the Company’s common stock, which could negatively affect the Company, the price of the Company’s common stock and shareholders’ ability to sell the Company’s common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 19, 2025 with the United States Securities and Exchange Commission (“SEC”) and all other filings with the SEC after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:
Investors:
Email: info@ar-global.com
Phone: (866) 902-0063

American Strategic Investment Co.
Condensed Consolidated Balance Sheets
(In thousands. except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$114,099	$129,517
Buildings and improvements	268,440	341,314
Acquired intangible assets	7,761	19,063
Total real estate investments, at cost	390,300	489,894
Less accumulated depreciation and amortization	(80,547)	(91,135)
Total real estate investments, net	309,753	398,759
Cash and cash equivalents	3,355	9,776
Restricted cash	7,067	9,159
Contract asset	106,343	—
Operating lease right-of-use asset	—	54,514
Prepaid expenses and other assets	3,546	5,233
Straight-line rent receivable	15,474	23,060
Deferred leasing costs, net	2,528	6,565
Total assets	$448,066	$507,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$249,394	$347,384
Debt associated with property in receivership	99,000	—
Accrued interest associated with property in receivership	7,343
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $53 and $317 at September 30, 2025 and December 31, 2024, respectively)	17,320	15,302
Operating lease liability	—	54,592
Below-market lease liabilities, net	760	1,161
Deferred revenue	2,886	3,041
Total liabilities	376,703	421,480

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,634,355 and 2,634,355 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	27	27
Additional paid-in capital	731,703	731,429
Accumulated other comprehensive income	—	—
Distributions in excess of accumulated earnings	(660,367)	(645,870)
Total stockholders’ equity	71,363	85,586
Total equity	71,363	85,586
Total liabilities and equity	$448,066	$507,066

American Strategic Investment Co.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2025	2024
Revenue from tenants	$12,269	$15,447

Operating expenses:
Asset and property management fees to related parties	1,929	1,994
Property operating	6,640	8,596
Impairments of real estate investments	—	27,817
Equity-based compensation	90	76
General and administrative	1,755	1,762
Depreciation and amortization	3,086	4,414
Total operating expenses	13,500	44,659
Operating loss before gain on disposition of real estate investments	(1,231)	(29,212)
Gain on disposition of real estate investments	44,268	—
Operating loss	43,037	(29,212)
Other income (expense):
Interest expense	(4,124)	(5,279)
Interest expense associated with property in receivership	(3,151)	—
Other income	(8)	9
Total other expense	(7,283)	(5,270)
Net income (loss) before income tax	35,754	(34,482)
Income tax expense	—	—
Net income (loss) and Net income (loss) attributable to common stockholders	$35,754	$(34,482)

Net income (loss) per share attributable to common stockholders — Basic	$13.60	$(13.52)
Weighted-average shares outstanding — Basic	2,554,502	2,551,034
Net income (loss) per share attributable to common stockholders — Diluted	$13.60	$(13.52)
Weighted-average shares outstanding — Diluted	2,629,703	2,551,034

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2025	September 30, 2024
Net income (loss) and Net income (loss) attributable to common stockholders	$35,754	$(34,482)
Interest expense	4,124	5,279
Interest expense associated with property in receivership	3,151	—
Depreciation and amortization	3,086	4,414
EBITDA	46,115	(24,789)
Impairment of real estate investments	—	27,817
Gain on disposition of real estate investments	(44,268)	—
Equity-based compensation	90	76
Other (income) loss	8	(9)
Asset and property management fees paid in common stock to related parties in lieu of cash	—	1,077
Adjusted EBITDA	1,945	4,172
Asset and property management fees to related parties payable in cash	1,929	917
General and administrative	1,755	1,762
NOI	5,629	6,851
Accretion of below- and amortization of above-market lease liabilities and assets, net	(161)	(57)
Straight-line rent (revenue as a lessor)	102	153
Straight-line ground rent (expense as lessee)	(242)	27
Cash NOI	5,328	6,974

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the third quarter of 2025. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.